Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-184193
Dated January 6, 2014

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    - SZO
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Products » Commodities » Energy » Energy ETNs

Energy ETNs

Energy is a commodity sector that offers investors opportunities for investment and portfolio diversification. db X-trackers' energy ETNs provide investors with a way to invest in the energy markets from the convenience of their brokerage accounts.

db X-trackers PowerShares DB Crude Oil Long Exchange Traded Note (ticker: OLO), PowerShares DB Crude Oil Short Exchange Traded Note (ticker: SZO) and PowerShares DB Crude Oil Double Short Exchange Traded Note (ticker: DTO) provide investors a way to take a long, short or leveraged view on the performance of the crude oil markets. The long ETN uses Deutsche Bank's proprietary Optimum Yield technology to provide investors with access to the world's most important energy market, while the single short and leverage short ETNs give investors the tools to express bearish views on the crude oil markets.

For investors seeking a diversified commodity investment with exposure to the energy markets, db X-trackers offers the PowerShares DB Commodity Long ETN (ticker: DPU), the PowerShares DB Commodity Double Long ETN (ticker: DYY), the PowerShares DB Commodity Short ETN (ticker: DDP) and the PowerShares DB Commodity Double Short ETN (ticker: DEE).
Click on any product's individual page for more details on db X-trackers' suite of energy ETN products. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

DDP ETN

PowerShares DB Commodity Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $5,944,570

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the "PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

To speak with a representative,
call 1-877-369-4617 or submit a request.

Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$22.41	$0.41 (1.87%)	904

PowerShares DB Commodity Double Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,854,579

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price	Change	Volume

Market price 12/10/2013	Change	Volume
$27.90	$0.01 (0.04%)	

PowerShares DB Commodity Long ETN

DPU ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,993,029

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$11.01	-$0.62 (-5.33%)	153

PowerShares DB Crude Oil Double Short ETN

DTO ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $101,299,803

Download Prospectus »

The PowerShares DB Crude Oil Double Short ETN (Symbol: DTO) is part of the PowerShares DB Crude Oil ETN collection. PowerShares DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index.

The PowerShares DB Crude Oil Double Short ETN (Symbol: DTO) is part of the PowerShares DB Crude Oil ETN collection. PowerShares DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index: Deutsche Bank Liquid Commodity Index - Oil

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$36.27	-$0.03 (-0.08%)	117461

DYY
ETN

PowerShares DB Commodity Double Long ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $5,633,901

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs* collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$7.16	$0.05 (0.76%)	123

OLO
ETN

PowerShares DB Crude Oil Long ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $7,491,945

Download Prospectus »

The PowerShares DB Crude Oil Long ETN (Symbol: OLO) is part of the "PowerShares DB Crude Oil ETN" collection. PowerShares DB Crude Oil ETNs provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index: Deutsche Bank Liquid Commodity Index – Optimum Yield™ Crude Oil

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$13.38	-$0.10 (-0.77%)	1011

SZO
ETN

PowerShares DB Crude Oil Short ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $9,091,923

Download Prospectus »

PowerShares DB Crude Oil Short ETN (Symbol: SZO) is part of the PowerShares DB Crude Oil ETN collection. PowerShares DB Crude Oil Exchange Traded Notes provide investors a way to take a long, short or leveraged view on the performance of an oil-based commodity index.

Index: Deutsche Bank Liquid Commodity Index - Oil

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$39.36	-$0.21 (-0.53%)	

index.

Index: Deutsche Bank Liquid Commodity Index - Oil

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$39.36	-$0.21 (-0.53%)	

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt
  - All Sovereign Debt Products
  - BUNL
  - BUNT
  - DEFL
  - INFL
  - ITLT
  - ITLY
  - JGBD
  - JGBL
  - JGBS
  - JGBT
  - LBND
  - SBND

Contact Us

To speak with a representative, call 1-877-369-4617 or submit a request.

Products » Sovereign Debt

Sovereign Debt

Deutsche Bank's PowerShares DB sovereign debt exchange traded notes (ETNs) provide investors a way to take a long, short or leveraged view of the performance of some of the major international sovereign bond markets. The ETNs are designed to track futures contracts tied to the performance of the sovereign bonds of Germany, Italy and Japan. These ETNs also provide the returns from U.S. Treasury Bills and reinvest these returns into the ETNs. For each of the three countries, Deutsche Bank offers a long and 3x long version of the ETNs (tickers: Germany: **BUNT**; Italy: **ITLT**; Japan: **JGBT**). For Japan, Deutsche Bank has also designed a short ETN (ticker: **JGBS**) and 3x short ETN (ticker: **JGBD**). With Deutsche Bank's U.S. Treasury ETNs (tickers: **LBND** and **SBND**) investors can take a leveraged view, long or short, on the performance of long dated U.S. Treasury bond futures.

To learn more about how Deutsche Bank deploys its vast expertise and experience to reveal unique opportunities in sovereign debt ETNs, click on the sovereign debt products below for all the details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL ETN

PowerShares DB German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,333,990

Download Prospectus »

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB

To speak with a representative,
call 1-877-369-4617 or submit a request.

Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/6/2013	Change	Volume
$23.86	-$0.30 (-1.24%)	200

BUNT ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $11,581,220

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/12/2013	Change	Volume

Market price 12/12/2013	Change	Volume
$33.09	-$0.12 (-0.35%)	1073

DEFL ETN

PowerShares DB Deflation ETN

Inception Date: 12/05/2011 - Total Notes Outstanding: $4,183,456

Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index: DBIQ Duration-Adjusted Deflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 9/20/2013	Change	Volume
$50.38	$0.04 (0.08%)	100

INFL ETN

PowerShares DB Inflation ETN

Inception Date: 12/05/2011 - Total Notes Outstanding: $3,512,616

Download Prospectus »

The PowerShares DB U.S. Inflation ETN (Symbol:INFL) (the "Inflation ETNs") provide investors with direct exposure to U.S. inflation expectations.

The PowerShares DB U.S. Inflation ETN (Symbol:INFL) (the "Inflation ETNs") provide investors with direct exposure to U.S. inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index: DBIQ Duration-Adjusted Inflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 11/22/2013	Change	Volume
$44.46	$0.22 (0.50%)	300

ITLT ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $12,998,719

Download Prospectus »

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$36.95	$0.43 (1.18%)	1000

PowerShares DB Italian Treasury Bond Futures ETN

ITLY ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,957,865

Download Prospectus »

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/5/2013	Change	Volume
$25.57	-$0.10 (-0.39%)	400

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBD ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $50,253,664

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part

Inception Date: 11/08/2011 - Total Notes Outstanding: $50,253,664

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures ETNs provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$17.31	-$0.01 (-0.06%)	152393

JGBL ETN

PowerShares DB Japanese Govt Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $5,267,350

Download Prospectus »

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/10/2013	Change	Volume
$21.04	$0.00 (0.00%)	800

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $39,435,789

Download Prospectus »

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes provide investors with a way to take a short or leveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$18.96	$0.00 (0.01%)	3900

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $4,720,020

Download Prospectus »

The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/10/2013	Change	Volume
$23.56	-$0.05 (-0.22%)	

LBND ETN

PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $20,982,762

Download Prospectus »

The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Long U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Index: DB Long U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/11/2013	Change	Volume
$29.74	-$0.26 (-0.87%)	

SBND ETN

PowerShares DB 3x Short 25+ Year Treasury Bond ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $58,928,914

Download Prospectus »

The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Short U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$10.39	$0.16 (1.56%)	20754

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/12/2013	Change	Volume
$10.39	$0.16 (1.56%)	20754

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC, Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Products » Commodities » Agriculture » Agriculture ETNs

Agriculture ETNs

Deutsche Bank's agriculture exchange traded notes (ETNs) provide a way for investors to participate in the dynamic agricultural commodities market. The PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector. All of the PowerShares DB Agriculture ETNs are based on a total return version of Deutsche Bank's Liquid Commodity Index – Optimum Yield Agriculture. The index is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar. For more information on db X-trackers Agriculture ETNs, see the individual products for more details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

ADZ
ETN

PowerShares DB Agriculture Short ETN

Inception Date: 04/14/2008 - Total Notes Outstanding: $1,926,491

Download Prospectus »

The PowerShares DB Agriculture Short ETN (Symbol: ADZ), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
    - All Agriculture Products
    - Agriculture ETFs
    - Agriculture ETNs
      - All Agriculture ETNs
      - ADZ
      - AGA
      - AGF
      - DAG
      - DEE
      - DYY
      - DPU
      - DDP
  - Metals
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/18/2013	Change	Volume
$23.55	$1.05 (4.67%)	

PowerShares DB Agriculture Double Short ETN

AGA ETN

Inception Date: 04/14/2008 - Total Notes Outstanding: $5,622,846

Download Prospectus »

The PowerShares DB Agriculture Double Short ETN (Symbol: AGA), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$14.20	-$0.30 (-2.07%)	2575

AGF ETN

PowerShares DB Agriculture Long ETN

Inception Date: 04/14/2008 - Total Notes Outstanding: $3,896,466

Download Prospectus »

The PowerShares DB Agriculture Long ETN (Symbol: AGF), is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$14.59	$1.13 (8.40%)	902

DAG ETN

PowerShares DB Agriculture Double Long ETN

Inception Date: 04/14/2008 - Total Notes Outstanding: $18,773,320

Download Prospectus »

The PowerShares DB Agriculture Double Long ETN (Symbol: DAG) is part of the "PowerShares DB Agriculture ETNs" collection. PowerShares DB Agriculture ETNs provide investors a way to take a long, short or leveraged view on the performance of the agriculture sector.

All of the PowerShares DB Agriculture Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™, which is intended to track the long or short performance of the underlying futures contracts relating to corn, wheat, soybeans and sugar.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Agriculture™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$7.45	$0.01 (0.13%)	5049

DDP ETN

PowerShares DB Commodity Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $6,192,173

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs* collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$22.10	-$0.15 (-0.67%)	1162

DEE
ETN

PowerShares DB Commodity Double Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,833,873

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/10/2013	Change	Volume
$27.90	$0.01 (0.04%)	

DPU
ETN

PowerShares DB Commodity Long ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,984,987

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$11.94	$0.14 (1.17%)	300

PowerShares DB Commodity Double Long ETN

DYY ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $5,605,076

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$6.90	$0.19 (2.83%)	92578

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG, London Branch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank AG, London Branch for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prspectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank AG, London Branch, and the amount due on the ETNs is dependent on Deutsche Bank AG, London Branch's ability to pay. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection.

Each ETN offers investors exposure to the month-over-month performance of its respective index measured from the first calendar day to the last calendar day of each month. The inverse or leveraged ETNs may not be suitable for investors seeking an investment with a term greater than the time remaining to the next monthly reset date and should be used only by knowledgeable investors who understand the potential adverse consequences of seeking longer-term inverse and/or leveraged investment results by means of securities that reset their exposure monthly, resulting in the compounding of monthly returns.

Investing in the ETNs is not equivalent to a direct investment in the index or index components. The principal amount is also subject to the monthly application of the investor fee, which can adversely affect returns. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances. If at any time the repurchase value of the ETNs is zero, the relevant ETNs will be accelerated and you will lose your entire investment in such ETNs. As described in the relevant pricing supplement, Deutsche Bank may redeem the ETNs for an amount in cash equal to the repurchase value.

Risks of investing in the ETNs include limited portfolio diversification, uncertain principal repayment, trade price fluctuations, illiquidity and leveraged losses. The leveraged ETNs are leveraged investments. As such, it is likely to be more volatile than an unleveraged investment. There is also a greater risk of loss of principal associated with a leveraged investment than with an unleveraged investment.

The ETNs may be sold throughout the day on NYSE Arca through any brokerage account. Ordinary brokerage commissions apply. Sales in the secondary market may result in losses. There are restrictions on the minimum number of ETNs that you may redeem directly with Deutsche Bank AG, London Branch, as specified in the applicable pricing supplement.

The ETNs provide concentrated exposure to notional positions in agriculture commodity futures contracts. The market value of the ETNs may be influenced by many unpredictable factors, including, among other things, volatile agriculture prices, changes in supply and demand relationships, changes in interest rates, and monetary and other governmental actions. Because the ETNs provide concentrated exposure to notional positions in futures contracts of a single commodity sector, they are speculative and generally will exhibit higher volatility than commodity products linked to more than one commodity sector.

Certain marketing services may be provided for these products by Invesco Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An Investment in the ETNs involves risks, including the loss of some or all of the principal amount. For a description of the main risks, see "Risk Factors" in the applicable pricing supplement and the accompanying prospectus supplement and prospectus. An investor should consider the ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

- Commodities
  - All Commodities Products
  - Broad Commodities
  - Agriculture
  - Metals
    - All Metals Products
    - Metal ETNs
      - All Metal ETNs
      - DDP
      - DPU
      - BDD
      - DGZ
      - DGP
      - DYY
      - DEE
      - DZZ
      - BOM
      - BOS
      - BDG
    - Metal ETFs
  - Energy
- Currencies
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission Free

Metal ETNs

Deutsche Bank's suite of metals exchange-traded notes (ETNs) provide investors a way to take a long, short or leveraged position in many of the world's most liquid and heavily traded precious and base metals including gold, silver, aluminum, copper and zinc.

Gold investors may choose to invest in one or more of these ETNs: the PowerShares DB Gold Double Long ETN (ticker: DGP), PowerShares DB Gold Short ETN (ticker: DGZ) and the PowerShares DB Double Short ETN (ticker: DZZ). Each of these Gold ETNs are driven by Deutsche Bank's proprietary Optimum Yield technology, and are designed to provide investors access to the gold market.

Investors seeking access to the base metals sector may choose to invest in one or more of these ETNs: PowerShares DB Base Metals Long ETN (ticker: BDG), the PowerShares DB Base Metals Double Long ETN (ticker: BDD), PowerShares DB Base Short Metals ETN (ticker: BOS), and the PowerShares Double Short ETN (ticker: BOM). These base metal ETNs are also powered by Deutsche Bank's proprietary Optimum Yield technology, designed to provide investors with access to the most important and liquid industrial metals: aluminum, copper and zinc.
Click on any product's individual page for more details on db X-trackers suite of metal ETNs. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BDD
ETN

PowerShares DB Base Metals Double Long ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $3,286,656

Download Prospectus »

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Inception Date: 06/16/2008 - Total Notes Outstanding: $3,286,656

Download Prospectus »

The PowerShares DB Base Metals Double Long ETN (Symbol: BDD) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNsprovide investors a way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index: Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$8.02	$0.03 (0.38%)	18210

PowerShares DB Base Metals Long ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $1,310,584

Download Prospectus »

ThePowerShares DB Base Metals Long ETN (Symbol: BDG) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index: Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 11/25/2013	Change	Volume
$15.11	-$0.64 (-4.06%)	200

PowerShares DB Base Metals Double Short ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $4,207,553

Download Prospectus »

The PowerShares DB Base Metals Double Short ETN (Symbol: BOM) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index: Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$14.00	-$1.20 (-7.89%)	

BOS
ETN

PowerShares DB Base Metals Short ETN

Inception Date: 06/16/2008 - Total Notes Outstanding: $3,408,120

Download Prospectus »

PowerShares DB Base Metals Short ETN (Symbol: BOS) is part of the PowerShares DB Base Metals ETNs collection. PowerShares DB Base Metals ETNs provide investors a way to take a long, short or leveraged view on the performance of base metals.

All of the PowerShares DB Base Metals Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index Optimum Yield Industrial Metals™, which is intended to track the long or short performance of futures contracts relating to aluminum, copper and zinc.

Index: Deutsche Bank Liquid Commodity Index – Optimum Yield Industrial Metals™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$15.62	-$0.30 (-1.88%)	100

DDP
ETN

PowerShares DB Commodity Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $6,192,173

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$22.10	-$0.15 (-0.67%)	1162

DEE ETN

PowerShares DB Commodity Double Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,833,873

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/10/2013	Change	Volume
$27.90	$0.01 (0.04%)	

DGP
ETN

PowerShares DB Gold Double Long ETN

Inception Date: 02/27/2008 - Total Notes Outstanding: $157,417,125

Download Prospectus »

The PowerShares DB Gold Double Long ETN (Symbol: DGP), and (collectively, the PowerShares DB Gold ETNs) are the first Exchange Traded Notes that provide investors with a cost-effective and convenient way to take a short or leveraged view on the performance of gold.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Gold™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$25.10	$0.23 (0.92%)	63460

PowerShares DB Gold Short ETN

DGZ ETN

Inception Date: 02/27/2008 - Total Notes Outstanding: $62,010,848

Download Prospectus »

PowerShares DB Gold Short ETN (Symbol: DGZ) is part of the PowerShares DB Gold ETN collection. PowerShares DB Gold ETNs provide investors a way to take a short or leveraged view on the performance of gold.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Gold™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$15.74	-$0.06 (-0.38%)	13593

PowerShares DB Commodity Long ETN

DPU ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,984,987

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$11.94	$0.14 (1.17%)	300

DYY ETN

PowerShares DB Commodity Double Long ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $5,605,076

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$6.98	$0.02 (0.29%)	1720

DZZ
ETN

PowerShares DB Gold Double Short ETN

Inception Date: 02/27/2008 - Total Notes Outstanding: $96,483,005

Download Prospectus »

The PowerShares DB Gold Double Short ETN (Symbol: DZZ) is part of the PowerShares DB Gold ETN collection. PowerShares DB Gold Exchange Traded Notes provide investors a way to take a short or leveraged view on the performance of gold.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield Gold™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$7.70	-$0.05 (-0.65%)	78633

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Market price 12/24/2013	Change	Volume
$7.70	-$0.05 (-0.65%)	78633

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Product List

Commodities
All Commodities Products
Broad Commodities
All Broad Based Products
Broad Commodity ETFs
Broad Commodity ETNs
DEE
DYY
DDP
DPU
Agriculture
Metals
Energy
Currencies
Equities
Fixed Income
US/Domestic
International
Target Date
Hybrid Assets
Commission-Free
Currency-Hedged
Sovereign Debt

Contact Us

Products » Commodities » Broad Commodities » Broad Commodity ETNs

Broad Commodity ETNs

When it comes to investors accessing a variety of commodities, Deutsche Bank offers sophisticated investors a choice of convenient products. Deutsche Bank offers four different exchange traded notes (ETNs) – the PowerShares DB Commodity Double Short ETN (ticker: DEE), Powershares DB Commodity Double Long ETN (ticker: DYY), PowerShares DB Commodity Short ETN (ticker: DDP), and PowerShares DB Commodity Long ETN (ticker: DPU). These products are based on Deutsche Bank's proprietary Liquid Commodity Index that seeks to provide exposure to commodity futures contracts relating to six commodities – wheat, corn, light sweet crude oil, heating oil, gold and aluminum. The Long and Double Long ETNs employ Deutsche Bank's proprietary Optimum Yield technology – click here to learn more about Optimum Yield.

For more information on how you can meet your investment goals with the help of the Deutsche Bank, investigate the specific products on this website. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

DDP
ETN

PowerShares DB Commodity Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $6,192,173

Download Prospectus »

The PowerShares DB Commodity Short ETN (Symbol: DDP) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

To speak with a representative,
call 1-877-369-4617 or submit a request.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/26/2013	Change	Volume
$22.10	$0.00 (0.00%)	1256

DEE
ETN

PowerShares DB Commodity Double Short ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,833,873

Download Prospectus »

The PowerShares DB Commodity Double Short ETN (Symbol: DEE) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/10/2013	Change	Volume
$27.90	$0.01 (0.04%)	

DPU ETN

PowerShares DB Commodity Long ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $2,984,987

Download Prospectus »

The PowerShares DB Commodity Long ETN (Symbol: DPU) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/26/2013	Change	Volume
$12.69	$0.75 (6.30%)	555

PowerShares DB Commodity Double Long ETN

DYY ETN

Inception Date: 04/28/2008 - Total Notes Outstanding: $5,605,106

Download Prospectus »

The PowerShares DB Commodity Double Long ETN (Symbol: DYY) is part of the PowerShares DB Commodity ETNs" collection. PowerShares DB Commodity ETNs provide investors a way to take a long, short or leveraged view on the performance of a broad-based commodity index.

All of the PowerShares DB Commodity Exchange Traded Notes are based on a total return version of the Deutsche Bank Liquid Commodity Index™. The Long and Double Long ETNs are based on the Optimum Yield™ version of the Index. The Short and Double Short ETNs are based on the standard version of the Index. Each index is intended to track the long or short performance of the underlying futures contracts relating to six commodities: wheat, corn, light sweet crude oil, heating oil, gold and aluminum.

Index: Deutsche Bank Liquid Commodity Index - Optimum Yield™

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$6.98	$0.02 (0.29%)	1720

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results, and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Products » Currencies » Currency ETNs

Product List

- Commodities
- Currencies
  - All Currency Products
  - Currency ETFs
  - Currency ETNs
    - All Currency ETNs
    - UDNT
    - UUPT
- Equities
- Fixed Income
- US/Domestic
- International
- Target Date
- Hybrid Assets
- Commission-Free
- Currency-Hedged
- Sovereign Debt

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Currency ETNs

For investors who wish to take a long or a short position on the direction of the dollar, Deutsche Bank's db X-trackers Group offers a collection currency exchange traded notes (ETNs). These currency ETNs provide investors with leveraged exposure to the performance of the U.S. dollar. db X-trackers' PowerShares DB 3x Long US Dollar Index (ticker: UUPT) is designed to measure a leveraged long investment in U.S. dollar versus a basket of international currencies while db X-trackers' PowerShares DB 3x Short US Dollar Index Futures (ticker: UDNT) is designed to provide investors with a tool to express a short leveraged investment in the U.S. dollar versus the same basket.

Click on any product's individual page for more details on db X-trackers' currency ETN's. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

UDNT
ETN

PowerShares DB 3x Short US Dollar Index Futures ETN

Inception Date: 05/23/2011 - Total Notes Outstanding: $1,713,390

Download Prospectus »

The PowerShares DB 3x Short US Dollar Index Futures ETN (UUPT) is part of the "PowerShares DB US Dollar Futures ETN" collection. PowerShares DB US Dollar Futures Exchange Traded Notes provide investors with leveraged exposure to a U.S. dollar futures index.

The PowerShares DB US Dollar Futures ETNs are based on the Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index Excess Return™ (the "USDX Futures Index"), which is intended to measure the performance of a long investment in US Dollar Index Futures.

Index: Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$17.79	$0.68 (3.97%)	2730

UUPT
ETN

PowerShares DB 3x Long US Dollar Index Futures ETN

Inception Date: 05/23/2011 - Total Notes Outstanding: $3,531,906

Download Prospectus »

The PowerShares DB 3x Long US Dollar Index Futures ETN (UUPT) is part of the "PowerShares DB US Dollar Futures ETN" collection. PowerShares DB US Dollar Futures ETNs provide investors with leveraged exposure to a U.S. dollar futures index.

The PowerShares DB US Dollar Futures Exchange Traded Notes are based on the Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index Excess Return™ (the "USDX Futures Index"), which is intended to measure the performance of a long investment in US Dollar Index Futures.

Index: Deutsche Bank Long U.S. Dollar Index® (USDX) Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$19.65	$0.08 (0.41%)	19910

Market price 12/23/2013	Change	Volume
$19.65	$0.08 (0.41%)	19910

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Sovereign Debt Fixed Income Products

Deutsche Bank's PowerShares DB sovereign debt exchange traded notes (ETNs) provide investors a way to take a long, short or leveraged view of the performance of some of the major international sovereign bond markets. The ETNs are designed to track futures contracts tied to the performance of the sovereign bonds of Germany, Italy and Japan. These ETNs also provide the returns from U.S. Treasury Bills and reinvest these returns into the ETNs. For each of the three countries, Deutsche Bank offers a long and 3x long version of the ETNs (tickers: Germany: BUNT; Italy: ITLT; Japan: JGBT). For Japan, Deutsche Bank has also designed a short ETN (ticker: JGBS) and 3x short ETN (ticker: JGBD). With Deutsche Bank's U.S. Treasury ETNs (tickers: LBND and SBND) investors can take a leveraged view, long or short, on the performance of long dated U.S. Treasury bond futures.

To learn more about how Deutsche Bank deploys its vast expertise and experience to reveal unique opportunities in sovereign debt ETNs, click on the sovereign debt products below for all the details. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL ETN

PowerShares DB German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,312,255

Download Prospectus »

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$24.00	$0.17 (0.71%)	

BUNT ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $11,490,080

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$32.60	-$0.54 (-1.63%)	1200

DEFL ETN

PowerShares DB Deflation ETN

Inception Date: 12/05/2011 - Total Notes Outstanding: $4,130,040

Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index: DBIQ Duration-Adjusted Deflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/17/2013	Change	Volume
$53.20	$2.82 (5.60%)	100

INFL
ETN

PowerShares DB Inflation ETN

Inception Date: 12/05/2011 - Total Notes Outstanding: $3,563,752

Download Prospectus »

The PowerShares DB U.S. Inflation ETN (Symbol:INFL) (the "Inflation ETNs") provide investors with direct exposure to U.S. inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index: DBIQ Duration-Adjusted Inflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 11/22/2013	Change	Volume
$44.46	$0.22 (0.50%)	300

ITLT
ETN

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $12,843,565

Download Prospectus »

The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/18/2013	Change	Volume
$37.47	$0.00 (0.00%)	

ITLY ETN

PowerShares DB Italian Treasury Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,922,095

Download Prospectus »

The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$25.42	-$0.27 (-1.05%)	370

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBD ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $50,399,162

Download Prospectus »

The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures ETNs provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$17.32	$0.01 (0.06%)	43900

PowerShares DB Japanese Govt Bond Futures ETN

JGBL ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $5,261,000

Download Prospectus »

PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$20.99	-$0.05 (-0.24%)	

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $39,472,101

Download Prospectus »

The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes provide investors with a way to take a short or leveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$19.11	$0.08 (0.42%)	45200

JGBT ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $4,703,520

Download Prospectus »

The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$23.55	-$0.01 (-0.04%)	

LBND ETN

PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $20,976,689

Download Prospectus »

The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Long U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$30.37	$0.37 (1.23%)	

PowerShares DB 3x Short 25+ Year Treasury Bond ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $60,975,242

Download Prospectus »

The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Short U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/24/2013	Change	Volume
$10.28	$0.14 (1.40%)	9718

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost; and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

Risks for the PowerShares DB branded Exchange Traded Notes

Deutsche Bank AG ("Deutsche Bank") has filed a registration statement (including a prospectus) with the SEC for the offering of exchange-traded notes (ETN's) to which this communication relates. Before you invest, you should read the prospectus and other documents filed by Deutsche Bank for more complete information about the issuer and this offering. You may get these documents for free by visiting www.dbxus.com/prospectuses or EDGAR on the SEC website at www.sec.gov. Alternatively, you may request a prospectus by calling 1-877-369-4617, or you may request a copy from any dealer participating in this offering.

The ETNs are senior unsecured obligations of Deutsche Bank, and the amount due on the ETNs is dependent on Deutsche Bank's ability to pay. The ETNs are riskier than ordinary unsecured debt securities, have no principal protection are not suitable for all investors.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

Not FDIC Insured — No Bank Guarantee — May Lose Value

Contact Us

To speak with a representative,
call 1-877-369-4617 or submit a request.

Fixed Income ETNs

Deutsche Bank, a global leader in exchange-traded products with offerings in the United States, Europe, Asia and Latin America, continues to bring investors fixed income strategies in a convenient package via its exchange traded notes (ETNs).

Deutsche Bank's U.S. Treasury ETNs (tickers: LBND, SBND) provide investors a way to take a leveraged view on the performance of the long dated U.S. Treasury bond futures. Fixed income investors can also choose to invest from a number of db X-trackers international fixed income ETNs which provide exposure to international fixed income markets. These ETNs provide leveraged and unleveraged exposure to the U.S. dollar value of the returns of German (tickers: BUNT, BUNL), Japanese (tickers: JGBT, JGBL) and Italian (tickers: ITLT, ITLY) bond futures.
Click on any product's individual page for more details on Deutsche Bank's fixed income ETN investments. The ETNs are subject to issuer credit risk. Leveraged or inverse ETNs are not suitable for all investors.

BUNL ETN

PowerShares DB German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,263,535

Download Prospectus »

The PowerShares DB German Bund Futures ETN (Symbol: BUNL) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures Exchange Traded Notes are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/27/2013	Change	Volume
$23.65	-$0.23 (-0.96%)	100

BUNT ETN

PowerShares DB 3x German Bund Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $11,293,555

Download Prospectus »

The PowerShares DB 3x German Bund Futures Exchange Traded Notes (Symbol: BUNT) is part of the "PowerShares DB German Bund Futures ETNs" collection. PowerShares DB German Bund Futures ETNs provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a German bond futures index.

The PowerShares DB German Bund Futures ETNs are based on the DB USD Bund Futures Index (the "Bund Futures Index") which is intended to measure the performance of a long position in Euro-Bund Futures.

Index: DB USD Bund Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$32.45	$0.12 (0.37%)	

DEFL ETN

PowerShares DB Deflation ETN

Inception Date: 12/05/2011 - Total Notes Outstanding: $4,029,336

Download Prospectus »

The PowerShares DB US Deflation ETN (Symbol: DEFL) (the "Deflation ETNs") provide investors with direct exposure to US deflation expectations.

The Deflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Deflation Index (the "short inflation index") which is intended to capture movements, whether up or down, in US deflation expectations.

Index: DBIQ Duration-Adjusted Deflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 12/17/2013	Change	Volume
$53.20	$2.82 (5.60%)	100

PowerShares DB Inflation ETN

Inception Date: 12/05/2011 – Total Notes Outstanding: $3,688,224

Download Prospectus »

The PowerShares DB U.S. Inflation ETN (Symbol:INFL) (the "Inflation ETNs") provide investors with direct exposure to U.S. inflation expectations.

The Inflation Exchange Traded Notes are based on the DBIQ Duration-Adjusted Inflation Index (the "long inflation index") which is intended to capture movements, whether up or down, in US inflation expectations.

Index: DBIQ Duration-Adjusted Inflation Index

Yearly Investor Fee: 0.75%

Standardized Performance »

Market price 11/22/2013	Change	Volume
$44.46	$0.22 (0.50%)	300

PowerShares DB 3x Italian Treasury Bond Futures ETN

Inception Date: 03/22/2011 – Total Notes Outstanding: $11,709,320

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The PowerShares DB 3x Italian Treasury Bond Futures ETN (Symbol: ITLT) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/31/2013	Change	Volume
$37.47	$0.29 (0.78%)	300

PowerShares DB Italian Treasury Bond Futures ETN

ITLY ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $8,040,625

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The PowerShares DB Italian Treasury Bond Futures ETN (Symbol: ITLY) is part of the "PowerShares DB BTP Futures ETNs" collection. PowerShares DB BTP Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of an Italian bond futures index.

The PowerShares DB BTP Futures ETNs are based on the DB USD BTP Futures Index (the "BTP Futures Index"), which is intended to measure the performance of a long position in Euro-BTP Futures.

Index: DB USD BTP Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 12/30/2013	Change	Volume
$25.58	$0.16 (0.63%)	

PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN

JGBD ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $51,068,822

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The PowerShares DB 3x Inverse Japanese Govt Bond Futures ETN (Symbol: JGBD) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures ETNs provide investors with short leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$17.54	-$0.06 (-0.34%)	64503

JGBL ETN

PowerShares DB Japanese Govt Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $5,237,250

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PowerShares DB Japanese Govt Bond Futures ETN (Symbol: JGBL) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures ETNs provide investors with leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$20.90	-$0.11 (-0.52%)	

JGBS ETN

PowerShares DB Inverse Japanese Govt Bond Futures ETN

Inception Date: 11/08/2011 - Total Notes Outstanding: $39,643,911

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The PowerShares DB Inverse Japanese Govt Bond Futures ETN (Symbol: JGBS) is part of the "PowerShares DB Inverse JGB Futures ETN" collection. PowerShares DB Inverse JGB Futures Exchange Traded Notes provide investors with a way to take a short or leveraged exposure to the U.S. dollar value of the returns of a Japanese sovereign bond futures index.

Index: DB USD Inverse JGB Futures Index

Yearly Investor Fee: 0.50%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$19.39	$0.01 (0.07%)	8264

JGBT
ETN

PowerShares DB 3x Japanese Govt Bond Futures ETN

Inception Date: 03/22/2011 - Total Notes Outstanding: $4,639,720

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The PowerShares DB 3x Japanese Govt Bond Futures ETNs (Symbol: JGBT) is part of the "PowerShares DB JGB Futures ETN" collection. PowerShares DB JGB Futures Exchange Traded Notes provide investors with a leveraged or unleveraged exposure to the U.S. dollar value of the returns of a Japanese bond futures index.

The PowerShares DB JGB Futures ETNs are based on the DB USD JGB Futures Index (the "JGB Futures Index"), which is intended to measure the performance of a long position in 10-year JGB Futures.

Index: DB USD JGB Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 12/23/2013	Change	Volume
$23.55	-$0.01 (-0.04%)	

LBND
ETN

PowerShares DB 3x Long 25+ Year Treasury Bond ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $22,109,048

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The PowerShares DB 3x Long 25+ Year Treasury Bond ETN (Symbol: LBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Long U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$30.09	$0.07 (0.23%)	254

PowerShares DB 3x Short 25+ Year Treasury Bond ETN

SBND ETN

Inception Date: 06/28/2010 - Total Notes Outstanding: $56,775,673

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The PowerShares DB 3x Short 25+ Year Treasury Bond ETN (Symbol: SBND) is part of the "PowerShares DB U.S. Treasury ETN" collection. PowerShares DB U.S. Treasury ETNs provide investors a way to take a leveraged view on the performance of a U.S. Treasury bond futures index.

The PowerShares DB U.S. Treasury ETNs are based on the DB Long U.S. Treasury Bond Futures Index and the DB Short U.S. Treasury Bond Futures Index, which measure the performance of a long or short investment in the CBOT Ultra T-Bond futures.

Index: DB Short U.S. Treasury Bond Futures Index

Yearly Investor Fee: 0.95%

Standardized Performance »

Market price 1/2/2014	Change	Volume
$10.52	-$0.02 (-0.19%)	75096

PAST PERFORMANCE DOES NOT GUARANTEE FUTURE RESULTS. Performance data quoted represents past performance; past performance does not guarantee future results; and the investment return and principal value of an investment will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost and current performance may be lower or higher than performance data quoted. Performance data current to the most recent month end can be obtained by calling 1-855-329-3837 or by visiting www.dbxus.com.

The ETNs should be utilized only by sophisticated investors who understand leverage risk and the consequences of seeking monthly leveraged investment results, and who intend to actively monitor and manage their investments. Investing in the ETNs is not equivalent to a direct investment in the index or index components because the current principal amount (the amount you invested) is reset each month, resulting in the compounding of monthly returns. The principal amount is also subject to the investor fee, which can adversely affect returns. The amount you receive at maturity (or upon an earlier repurchase) will be contingent upon each monthly performance of the index during the term of the securities. There is no guarantee that you will receive at maturity, or upon an earlier repurchase, your initial investment back or any return on that investment. Significant adverse monthly performances for your securities may not be offset by any beneficial monthly performances.Certain marketing services may be provided for these products by Invesco Aim Distributors, Inc. or its affiliate, Invesco PowerShares Capital Management LLC. Neither firm is affiliated with Deutsche Bank.

PowerShares® is a registered trademark of Invesco PowerShares Capital Management LLC. Invesco PowerShares Capital Management LLC and Invesco Aim Distributors, Inc. are indirect, wholly owned subsidiaries of Invesco Ltd.

An investor should consider the PowerShares DB ETNs' investment objective, risks, charges and expenses carefully before investing.

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